Exhibit 23(h)3(5)

 Fifth Amendment to Service Amendment by and among The Phoenix Edge Series Fund,
         Phoenix Life Insurance Company, PHL Variable Insurance Company
                      and Phoenix Life and Annuity Company

                      FIFTH AMENDMENT TO SERVICE AGREEMENT

         THIS AMENDMENT made as of the 13th of November, 2007 amends that certain AGREEMENT (the "Agreement") dated January 1, 2003, amended November 11, 2003, February 27, 2004, November 15, 2004, and November 13, 2005, respectively, by and among THE PHOENIX EDGE SERIES FUND, a Massachusetts business trust having a principal place of business located at 101 Munson Street, Greenfield, Massachusetts, and PHOENIX LIFE INSURANCE COMPANY, an insurance company domiciled in the State of New York and having a place of business located at One American Row, Hartford, Connecticut; PHL VARIABLE INSURANCE COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut; and PHOENIX LIFE AND ANNUITY COMPANY, an insurance company domiciled in the State of Connecticut and having a place of business located at One American Row, Hartford, Connecticut as follows:

1. Schedule A is hereby deleted and Revised Schedule A attached hereto and made part hereof is substituted in lieu thereof.

2. Except as hereinabove modified, all other terms and conditions set forth in the Agreement shall be, and remain, in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

ATTEST:                                              THE PHOENIX EDGE SERIES FUND



By: /s/ Kathleen A. McGah                            By:  /s/ Philip K. Polkinghorn
    ----------------------------------------             -------------------------------------------------
Name:    Kathleen A. McGah                           Name:    Philip K. Polkinghorn
Title:   Vice President, Chief Legal Officer,                 Title:   President
         Counsel and Secretary

ATTEST:                                              PHOENIX LIFE INSURANCE COMPANY ON
                                                              BEHALF OF THE VARIABLE PRODUCTS DIVISION THEREOF

By: /s/ John H. Beers                                         By: /s/ Gina Collopy O'Connell
    -------------------------------------------------             ----------------------------------------
Name: John H. Beers                                           Name: Gina Collopy O'Connell
Title:  Vice President and Counsel                   Title:   Senior Vice President


ATTEST:                                              PHL VARIABLE INSURANCE COMPANY ON
                                                              BEHALF OF THE VARIABLE PRODUCTS DIVISION THEREOF

By: /s/ John H. Beers                                         By: /s/ Gina Collopy O'Connell
    -------------------------------------------------             ----------------------------------------
Name: John H. Beers                                           Name: Gina Collopy O'Connell
Title: Vice President and Secretary                  Title:   Senior Vice President



ATTEST:                                              PHOENIX LIFE AND ANNUITY COMPANY ON
                                                              BEHALF OF THE VARIABLE PRODUCTS DIVISION THEREOF

By: /s/ John H. Beers                                         By: /s/ Gina Collopy O'Connell
    -------------------------------------------------             ----------------------------------------
Name: John H. Beers                                           Name: Gina Collopy O'Connell
Title: Vice President and Secretary                  Title:   Senior Vice President

                  REVISED SCHEDULE A (AS AMENDED NOVEMBER 2007)

                                  FEE SCHEDULE

The Administrative Service Fee will be based on the average daily net assets of the Fund, commencing on January 1, 2008 and shall be payable by the Fund within five (5) business days following the end of each month thereafter. For fiscal year 2008, the annual fee shall be 0.058%.

The annual Administrative Service Fee shall be based on the following formula:

                  ASFSeries = ICF divided by AUM

         where, ASFSeries refers to the annual Administrative Service Fee levied with respect to each respective Series,

                  AUM refers to the average assets under management during the term hereof.

                  ICF refers to the internal costs factor determined from year to year based upon such items as proportionate investor inquiry support; shareholder trading; subsequent deposits; transfer and surrender support; confirmation activities; quarterly statement processing; and internal support.